Exhibit 99.1

Cognex Declares Very Special Cash Dividend of $2 Per Share

NATICK, Mass.--(BUSINESS WIRE)--December 3, 2020--Cognex Corporation (NASDAQ: CGNX) announced today that the company’s Board of Directors declared a “very special” cash dividend of $2.00 per share, payable on December 28, 2020 to all shareholders of record at the close of business on December 14, 2020. The aggregate payment will be approximately $350 million and funded using existing cash balances.

“Cognex has paid a quarterly cash dividend for every quarter starting in 2003. Since that time, our cash and investments balance has grown to over $1 billion, despite years of funding business growth, share repurchases, and dividend increases. At Cognex we have a motto, “When Cognex wins, we all win,” and in keeping with that motto, we are making this very special dividend payment to share our success with our shareholders and reward them for their loyalty to Cognex prior to any potential federal tax increases under a new administration,” said Dr. Robert J. Shillman, Founder and Chairman of Cognex.

“We are proud that we are in a position to pay a meaningful dividend to our shareholders, especially during this challenging business environment,” said Robert J. Willett, Chief Executive Officer of Cognex. “Cognex has a strong balance sheet and no debt. We are confident in our company’s long-term growth prospects. And we expect to continue to generate cash sufficient to continue to grow our business and to make opportunistic acquisitions.”

About Cognex Corporation

Cognex Corporation designs, develops, manufactures, and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors, and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 2.3 million image-based products, representing over $7 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details, visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market trends, future financial performance, the expected impact of the COVID-19 pandemic on Cognex’s assets, business and results of operations, customer order rates and timing of related revenue, future product mix, restructuring and other cost savings initiatives, research and development activities, stock repurchases, investments, liquidity, strategic plans, and estimated tax benefits and expenses and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include (1) the impact, duration, and severity of the COVID-19 pandemic; (2) current and future conditions in the global economy, including the impact of the COVID-19 pandemic and the imposition of tariffs or export controls; (3) the loss of, or curtailment of purchases by, a large customer; (4) the reliance on revenue from the consumer electronics or automotive industries; (5) the inability to penetrate the logistics industry and other new markets; (6) the inability to achieve significant international revenue; (7) fluctuations in foreign currency exchange rates and the use of derivative instruments; (8) information security breaches or business system disruptions; (9) the inability to attract and retain skilled employees; (10) the failure to effectively manage our growth; (11) the reliance upon key suppliers to manufacture and deliver critical components for our products; (12) the failure to effectively manage product transitions or accurately forecast customer demand; (13) the inability to design and manufacture high-quality products; (14) the technological obsolescence of current products and the inability to develop new products; (15) the failure to properly manage the distribution of products and services; (16) the inability to protect our proprietary technology and intellectual property; (17) our involvement in time-consuming and costly litigation; (18) the impact of competitive pressures; (19) the challenges in integrating and achieving expected results from acquired businesses, including the acquisition of Sualab; (20) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (21) exposure to additional tax liabilities; and (22) potential disruptions to our business due to restructuring activities and the failure of such activities to generate the anticipated cost savings; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the fiscal quarter ended September 27, 2020. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Contacts

Susan Conway
Investor Relations
+1 508-650-3353
Susan.conway@cognex.com